UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities and Exchange Act of 1934

Date of Report (or Date of Earliest Event Reported): February 11, 2003

Z-Tel Technologies, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-28467	59-3501119
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer Identification
of Incorporation or Organization)		Number)

601 South Harbour Island Boulevard, Suite 220
Tampa, Florida 33602
(Address of Principal Executive Offices)
(813) 273-6261
(Telephone Number, Including Area Code)

ITEM 5 OTHER EVENTS.
SIGNATURE

ITEM 5 OTHER EVENTS.

We have signed a non-exclusive, wholesale services agreement with the Sprint Corporation (NYSE: FON, PCS). The agreement will give Sprint access to our Web-integrated, enhanced communications platform and operational support systems related to providing local residential telephone service. Our Web-integrated enhanced services include Internet-accessible voicemail, multiple-number call forwarding and message notification by email, cell phone or pager.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on this behalf by the undersigned, theeunto duly authorized.

Dated: February 11, 2003.

Z-TEL TECHNOLOGIES, INC.

BY:	/s/ D. Gregory Smith
Name: Title:	D. Gregory Smith Chief Executive Officer